Exhibit 5.1

January 10, 2013

Aegerion Pharmaceuticals, Inc.

101 Main Street, Suite 1850

Cambridge, MA 02142

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 462(b) of the Securities Act, for the registration of shares of Common Stock, $0.001 par value per share, of the Company (the “Shares”). The Registration Statement incorporates by reference the contents of the Company’s registration statement on Form S-3 (File No. 333-177967), which was declared effective by the Commission on December 19, 2011, including the base prospectus dated December 19, 2011 (the “Base Prospectus”). We understand that the Shares are to be offered and sold in the manner described in the Base Prospectus and a Prospectus Supplement to be filed by the Company with the Commission on or about January 11, 2013 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

We have acted as counsel for the Company in connection with the proposed sale of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments, and have made investigation of fact and such examination of law, as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officers and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus Supplement, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP Ropes & Gray LLP